EXHIBIT 23. 1.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of The First American Financial Corporation of our report dated February 9, 1998, appearing on page 19 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
   ------------------------------
PricewaterhouseCoopers LLP
Costa Mesa, California
July 28, 1998